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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (333-109306) and related Prospectus of Healthcare Realty Trust Incorporated for the registration of $300,000,000 of debt securities, shares of preferred stock, shares of common stock and warrants to purchase shares of common stock and to the incorporation by reference therein of our report dated January 29, 2004, with respect to the consolidated financial statements of Healthcare Realty Trust Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003 and our report dated February 17, 2004 on the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                         /s/ ERNST & YOUNG LLP



Nashville, Tennessee
March 3, 2004